Term Sheet
for Exchange of Series D Convertible Preferred Stock
March 29, 2009

Issuer:	NutraCea (the “Company”)

Holder:	Cranshire Capital, L.P. (“Holder”)

Exchange:
Holder will exchange all of its Series D Convertible Preferred Stock (“Series D Preferred Stock”) in a valid 3(a)(9) exchange for a newly created series of preferred stock of the Company that is senior to all other series of preferred stock of the Company and which will have terms substantially similar to those of the Series D Preferred Stock, except as follows:

(i) Conversion price will be $0.30;

(ii) Maturity date will be 3 months from issuance date;

(iii) The new series of preferred stock will be redeemed by the Company over 3 months in 3 equal monthly installments (each a “Redemption”) commencing with the one month anniversary of the initial issuance date thereof; and

(iv)  At the Company’s option, each Redemption may effected using cash or freely tradable shares of the Company’s common stock, provided that if the Company elects to effect any Redemption using common stock, such stock will be valued at a 10% discount to the average of the daily volume weighted average price of the Company’s common stock for the 20 trading days immediately preceding the applicable Redemption date.

Holder will also exchange its warrant in a valid 3(a)(9) exchange for a new warrant with the same terms, except that such new warrant shall have an exercise price equal to $0.30 and the term will be 5 years from the date the exchange is consummated.

Simultaneously with the consummation of the proposed exchange, the Holder will agree to waive all existing Triggering Events (as defined in the Series D Preferred Certificate of Designation) and related put rights with respect thereto.

Closing Date:	As soon as practicable upon the execution of written definitive legal documentation acceptable to Holder in its sole discretion

Expenses:
The Company shall reimburse the Holder for all costs and expenses associated with the exchange (including, without limitation, all legal fees) regardless of whether the exchange contemplated hereby is consummated so long as the Holder proceeds in good faith.

Counterparts:	This Term Sheet may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

Disclosure:
The Company shall, on or before 8:30 a.m., New York time, on the first (1st) business day after the date of this Term Sheet file a Current Report on Form 8-K describing all the material terms of the proposed exchange contemplated by this Term Sheet in the form required by the Securities Exchange Act of 1934, as amended, and attach this Term Sheet as an exhibit thereto.

Nature of Term Sheet:
Except for “Expenses,” “Counterparts,” “Disclosure” above and this provision (collectively, the “Binding Provisions”), this Term Sheet represents an expression of intent only. Accordingly, none of the parties hereto will be bound by any terms of this Term Sheet other than the Binding Provisions. This Term Sheet and all rights and remedies hereunder or with respect hereto (including, without limitation, specific performance, injunctions or temporary restraining orders or other similar equitable relief, all of which may be sought and obtained without the necessity of posting any bond or other security) are personal to the parties and neither this Term Sheet nor any such rights or remedies (all of which are cumulative) may be assigned without the consent of the other party hereto. Nothing contained in this Term Sheet shall limit or reduce any rights or remedies that any party may have hereunder at law or in equity. Nothing contained in this Term Sheet shall be, or shall be construed to constitute, a waiver, amendment, modification or forbearance of, or have any effect on, any of the terms or conditions or any rights or remedies that the Holder may have under the Holder’s Series D Preferred Stock. Should the Holder determine not to proceed with the contemplated exchange, the Holder shall have no obligation or liability related thereto to the Company or any other person or entity.

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If the foregoing is acceptable, please so indicate by executing and delivering a copy of this Term Sheet in the space provided below.

NUTRACEA	CRANSHIRE CAPITAL, L.P.

By: /s/ Olga Hernandez Longan	By: Downsview Capital, Inc.
Its: General Partner

Title: Chief Financial Officer	By: /s/ Keith A. Goodman

Title: Chief Operating Officer